Sub-Item 77Q1(a)

Amended Schedule B, dated June 24, 2015, to the Declaration of Trust dated November 5, 2004 (as amended May 14, 2014).  Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on June 26, 2015 (Accession No. 0001193125-15-236908).